EXHIBIT 6

Directors and Executive Officers of IDT Telecom, Inc.

Set forth below are the name, position, present principal occupation or employment and business address of each director and executive officer of IDT Telecom, Inc. (“IDT Telecom”). Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to employment with IDT Telecom. Each person listed below is a citizen of the United States.

Name	Position	Principal Occupation	Business Address
Morris Lichtenstein	Chief Executive Officer, Treasurer, Chairman of the Board and Director	Executive Vice President of Business Development of IDT Corporation (“IDT”)	c/o IDT Telecom 520 Broad Street Newark, NJ 07102

Norman Rosenberg	Chief Financial Officer	Chief Financial Officer	c/o IDT Telecom 520 Broad Street Newark, NJ 07102

Yona Katz	Chief Operating Officer	Chief Operating Officer	c/o IDT Telecom 520 Broad Street Newark, NJ 07102

Avi Stokar	Chief Information Officer	Chief Information Officer	c/o IDT Telecom 520 Broad Street Newark, NJ 07102

Kathleen Timko	Chief Technology Officer and Director	Chief Technology Officer and Director	c/o IDT Telecom 520 Broad Street Newark, NJ 07102

Jonathan Levy	President of Carrier Services and Sales Strategy, Vice Chairman of the Board and Director	President of Carrier Services and Sales Strategy, Vice Chairman of the Board and Director	c/o IDT Telecom 520 Broad Street Newark, NJ 07102

Keith Mendelson	Executive Vice President of Retail Operations	Executive Vice President of Retail Operations	c/o IDT Telecom 520 Broad Street Newark, NJ 07102

Robert Schwartz	Executive Vice President of Corporate Development	Executive Vice President of Corporate Development	c/o IDT Telecom 520 Broad Street Newark, NJ 07102

Jonathan Ward	Executive Vice President of Marketing	Executive Vice President of Marketing	c/o IDT Telecom 520 Broad Street Newark, NJ 07102

Marc Bodner	Executive Vice President of European Operations	Executive Vice President of European Operations	c/o IDT Telecom 520 Broad Street Newark, NJ 07102

Jack Lerer	Executive Vice President of International Business	Executive Vice President of International Business	c/o IDT Telecom 520 Broad Street Newark, NJ 07102

Anthony Davidson	Executive Vice President of Commercial Operations	Executive Vice President of Commercial Operations	c/o IDT Telecom 520 Broad Street Newark, NJ 07102

Name	Position	Principal Occupation	Business Address
Margaret Lockwood	Executive Vice President of Prepaid Solutions	Executive Vice President of Prepaid Solutions	c/o IDT Telecom 520 Broad Street Newark, NJ 07102

Ely D. Tendler	Executive Vice President, General Counsel and Secretary	Executive Vice President, General Counsel and Secretary	c/o IDT Telecom 520 Broad Street Newark, NJ 07012

Joyce J. Mason	Assistant Secretary	Senior Vice President, General Counsel, Secretary and Director of IDT	c/o IDT Telecom 520 Broad Street Newark, NJ 07012

Howard S. Jonas	Director	Chairman of the Board and Director of IDT	c/o IDT Telecom 520 Broad Street Newark, NJ 07102

James A. Courter	Director	Chief Executive Officer, Vice Chairman of the Board and Director of IDT	c/o IDT Telecom 520 Broad Street Newark, NJ 07102

Leo Hindery	Director	Chairman of the Board of HL Capital, Inc.	c/o IDT Telecom 520 Broad Street Newark, NJ 07102

Leon Panetta	Director	Institute Director of The Panetta Institute	c/o IDT Telecom 520 Broad Street Newark, NJ 07102

Dov Zakheim	Director	Vice President of Booz Allen Hamilton Inc.	c/o IDT Telecom 520 Broad Street Newark, NJ 07102

Steven L. Pomerantz	Director	Chairman of the Board of Steve L. Pomerantz & Associates	c/o IDT Telecom 520 Broad Street Newark, NJ 07102